Exhibit 10.44

FIRST AMENDMENT TO THE

AMEREN SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Ameren Corporation (“Ameren”) previously adopted the Ameren Supplemental Retirement Plan (“Plan”); and

WHEREAS, Ameren previously acquired Central Illinois Light Company (“CILCO”) and became the sponsor of the CILCO Benefit Replacement Plan (“BRP”); and

WHEREAS, Ameren reserved the right to amend the Plan and the BRP; and

WHEREAS, Ameren desires to merge the BRP into the Plan effective November 1, 2008;

NOW THEREFORE, effective November 1, 2008, the BRP is merged into the Plan, and the Plan is amended by adding a new Schedule B as attached hereto; and

RESOLVED FURTHER, the terms of the BRP in effect prior to the merger shall continue to apply with respect to a participant who terminated employment prior to January 1, 2005, and the benefits of such participants shall be “grandfathered” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, this Amendment is executed as of the date below.

AMEREN CORPORATION

By:	/s/ Donna K. Martin

Title:	SVP & CHRO

Date:	10-24-08

SCHEDULE B

CILCO BENEFIT REPLACEMENT PLAN BENEFITS

Effective November 1, 2008, the CILCO BRP is merged into the Plan. An individual who is a Participant under the CILCO BRP on such date (“CILCO Participant”) shall become a Participant in the Plan on such date, and his or her benefits under the Plan shall be determined in accordance with the terms of the Plan, subject to the following provisions:

•

In lieu of the death benefits described in Section 3.3, upon the death of a CILCO Participant before termination of employment, if he or she leaves a surviving spouse to whom he or she had been continuously married for the one-year period ending on the date of his or her death, his or her spouse shall be entitled to a death benefit equal to (a) the monthly benefit which would have been payable to the surviving spouse as a pre-retirement death benefit under the CILCO Salaried Supplement without regard to any limitations described in Section 2.1(a) of the Plan, minus (b) the monthly pre-retirement death benefit actually payable to the surviving spouse under the CILCO Salaried Supplement. Such benefit shall be paid at the time and in the form described in Section 3.3 of the Plan.

•

In addition to the forms of payment described in Section 3.4B, a CILCO Participant may elect, in accordance with the terms of Section 3.4, to receive his or her benefit upon termination of employment in the form of an annuity option available under the CILCO Salaried Supplement (or its successor document) under the Retirement Plan.